UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  May 23, 2008

Commission File Number	Exact name of registrants as specified in their charters, address of principal executive offices and registrants' telephone number	IRS Employer Identification Number

1-8841 2-27612	FPL GROUP, INC. FLORIDA POWER & LIGHT COMPANY 700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000	59-2449419 59-0247775

State or other jurisdiction of incorporation or organization: Florida
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Adoption of Executive Annual Incentive Plan:  On May 23, 2008, at the FPL Group, Inc. 2008 Annual Meeting of Shareholders, the shareholders of FPL Group, Inc. (the Company or FPL Group) approved the FPL Group, Inc. Executive Annual Incentive Plan (the Plan) which had been approved by the Company's Compensation Committee and Board of Directors on December 14, 2007, with an effective date of January 1, 2008, subject to the receipt of shareholder approval.  The Plan is structured to satisfy the requirements for performance-based compensation within the meaning of section 162(m) of the Internal Revenue Code (the Code), so that the Company may maximize its ability to deduct for tax purposes such annual compensation awarded in excess of $1 million to certain of its highest paid executives.  Under the Plan, FPL Group may pay annual cash incentive compensation which may be deductible under the Code.  The amount of such annual incentive compensation will vary based on the level of attainment relative to one or more performance goals pre-established by the Compensation Committee or other committee of disinterested directors designated by the Board of Directors (the Committee).  Incentive compensation may be zero if the performance goal(s) are not attained.  The following are the material provisions of the Plan:

Eligibility.  Eligibility is restricted to the officers of the Company and its subsidiaries who are designated as executives.  During the first 90 days of each year, the Committee selects the year's participants from among the eligible executive officers.  After the first 90 days, the Committee may allow participation (which may be on a prorated basis) by executives who are placed in eligible positions through hiring, promotion or transfer before August 31st of each year.  The Committee has delegated to each of the chief executive officer and the senior human resources officer, acting singly, the right to select additional executives as participants.

Target Awards and Performance Goals.  When a participant is selected for a year, the participant's target (if any) and maximum annual incentive and the performance goal(s) which must be achieved to earn the annual incentive are also set by the Committee.  The target annual incentive and the performance goal(s) may be changed only under limited circumstances.  The target annual incentive is expressed as a percentage of the participant's base salary.  The performance goals will be specified levels established with respect to any or all of the following corporate performance measures:

Adjusted earnings	Operations and maintenance expense	Total shareholder return

Return on equity	Budget achievement	Quality

Earnings per share growth	Operating income	Risk management

Basic earnings per common share	Diluted earnings per common share	Adjusted earnings before interest and taxes

Strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, new growth opportunities, market penetration, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management

Customer satisfaction, as measured by, among other things, one or more of: service cost, service levels, responsiveness, business value, and residential value

Reliability, as measured by, among other things, one or more of: outage frequency, outage duration, frequency of momentary interruptions, average frequency of customer interruptions, and average number of momentary interruptions per customer

Adjusted earnings per share	Net income	Share price

Environmental, including, among other things, one or more of: improvement in, or attainment of, emissions levels, project completion milestones, and prevention of significant environmental violations	Ethics and compliance with applicable laws, regulations, and professional standards	Workforce quality, as measured by, among other things, one or more of: diversity measures, talent and leadership development, workforce hiring, and employee satisfaction

Health and safety, as measured by, among other things, one or more of: recordable case rate and severity rate

Production measures, consisting of, among other things, one or more of: capacity utilization, generating equivalent availability, production cost, fossil generation activity, generating capacity factor, Institute of Nuclear Power Operation (INPO) Index performance, and World Association of Nuclear Operators (WANO) Index performance

Improvement in, or attainment of, expense levels, including, among other things, one or more of: operations and maintenance expense, capital expenditures, and total expenditures

Earnings before interest, taxes, depreciation and amortization	Bad debt expense	Cost recovery

Operating cash flows	Service reliability	Any combination of the foregoing

The Committee will assign a percentage weight to the performance goal or goals chosen.  The aggregate weight for all goals must be 100%.  The Committee may also set one or more performance levels below or above the target level (if applicable) and assign lower or higher annual incentive percentages that will be paid if these levels are attained.

Certification of Performance and Payment of Annual Incentives.  After the end of each year, the Committee will determine the extent of achievement of the established performance goal(s) and certify the results.  The Company will pay the annual incentive compensation assigned to the performance level achieved as soon as practicable.  The maximum annual incentive that the Company may pay under the Plan to any participant for any year is $5,000,000.

Administration.  The Plan is administered by the Committee, which has plenary authority to make all determinations and interpretations and take all acts required for the Plan's operation.

Amendment and Termination.  The Plan will be in effect for a five-year period ending December 31, 2012.  The Board of Directors may suspend it or terminate it before then. It may also amend the Plan at any time and in any respect.  Any amendment that would change the list of performance measures, the class of eligible employees or the maximum amount of annual incentive compensation must first be approved by shareholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
FPL GROUP, INC. FLORIDA POWER & LIGHT COMPANY
(Registrants)
Date: May 27, 2008

K. MICHAEL DAVIS

K. Michael Davis
Controller and Chief Accounting Officer of FPL Group, Inc. Vice President, Accounting and Chief Accounting Officer of Florida Power & Light Company (Principal Accounting Officer of the Registrants)